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                                                                     EXHIBIT 4.2








                               TERM LOAN AGREEMENT

                            DATED AS OF MAY 12, 2000

                                     BETWEEN

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                                   AS BORROWER

                                       AND

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                    AS LENDER


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                               TERM LOAN AGREEMENT

         This Term Loan Agreement, dated as of May __, 2000, is between Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio ("BORROWER"), and Bank of America, National Association ("LENDER").

                                    RECITALS:

         A. Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties.

         B. Borrower is listed on the New York Stock Exchange and is qualified as a real estate investment trust.

         C. Borrower has requested that Lender make to it a term loan in the amount of $100,000,000. Lender has agreed to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS.

         "ABR APPLICABLE MARGIN" means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Tranches.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "ADVANCE" means the borrowing of the Loan Amount hereunder consisting the Loan.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.


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         "AGREEMENT" means this Term Loan Agreement, as it may be amended or modified and in effect from time to time.

         "AGREEMENT EXECUTION DATE" means the date this Agreement has been fully executed and delivered by all parties hereto.

         "AIP" means American Industrial Properties REIT, a Texas real estate investment trust.

         "AIP CONDITIONS" means the following conditions (i) all Indebtedness of AIP shall be nonrecourse to Borrower at all times; (ii) AIP shall be listed on the New York Stock Exchange at all times; (iii) Borrower shall not hold 50% or more of the total outstanding equity interests in AIP at any time; (iv) Borrower shall not hold any ownership interest or right in AIP which will result in the consolidation under GAAP of AIP's financial results with the financial results of the Consolidated Group at any time; and (v) the Consolidated Group's investment in AIP, as determined in accordance with GAAP shall be at all times less than the greater of (a) $175,000,000 or (b) 5% of Consolidated Market Value without giving effect to the Consolidated Group's investment in AIP.

         "AIP TRANSITION PERIOD" means a period beginning on the first to occur of (i) the date the AIP Conditions are not met or (ii) the date, if any, that Borrower or one of its Wholly-Owned Subsidiaries first acquires Projects from AIP in redemption or satisfaction of all or any portion of the Consolidated Group's investment in AIP and ending on the last day of the second full fiscal quarter of Borrower thereafter.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Reference Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "APPLICABLE MARGIN" means for a Floating Rate Tranche, 0.00% and for a LIBOR Tranche, 1.10%.

         "ASSETS UNDER DEVELOPMENT" means, as of any date of determination, all Projects and expansion areas of existing Projects owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP and which have been designated by Borrower as "Assets Under Development" in its most recent compliance certificate, both such land and improvements under construction to be valued for purposes of this Agreement at
(i) 100% of then-current book value, as determined in accordance with GAAP, for those Assets Under Development owned by members of the Consolidated Group and
(ii) the applicable Consolidated Group Pro Rata Share of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by an Investment Affiliate; provided, however, in no event shall Assets Under Development include (x) any Project or any expansion area of an existing Project for more than 540 days or (y) with respect to Projects owned by Investment Affiliates, any Project or expansion area of an existing Project which is encumbered by a First Mortgage Receivable as designated by Borrower.



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         "AUTHORIZED OFFICER" means any of the President, Chief Executive
Officer, Executive Vice President, Chief Operating Officer, Chief Financial Officer, any Vice President, and General Counsel of Borrower, acting singly.

         "BORROWER" means Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio, and its successors and assigns.

         "BORROWING DATE" means the date hereof.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of LIBOR Tranches, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "CAPITALIZED LEASE" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "CASH EQUIVALENTS" means, as of any date:

                  (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

                  (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody's and A by Fitch;

                  (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that


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                           such investments shall mature or be redeemable upon
                           the option of the holders thereof on or prior to a date one month from the date of their purchase;

                  (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 + by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than Al by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

                  (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1 + by S&P and P-1 + by Moody's and having a long term debt rating of not less than Al by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

                  (vi) repurchase agreements issued by an entity rated not less than A-1 + by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

                  (vii) short term promissory notes rated not less than A-1 + by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

                  (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1 + by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least Al by Moody's.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "CONSOLIDATED CAPITALIZATION VALUE" means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which Borrower has reported results (excluding any portion of Consolidated Cash





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Flow attributable to (A) Assets Under Development, (B) Projects owned by
Investment Affiliates which are encumbered by First Mortgage Receivables, and
(C) Projects acquired by Borrower or its Subsidiaries during such period) MULTIPLIED by 2, and DIVIDED by 0.095 plus (ii) with respect to each Project so acquired by Borrower or its Subsidiaries during such period, Borrower's estimated annual Net Operating Income for such Project based on leases in existence at the date of such acquisition DIVIDED by 0.095.

         "CONSOLIDATED CASH FLOW" means, for any period, an amount equal to (a) Funds From Operations for such period PLUS (b) Consolidated Interest Expense for such period.

         "CONSOLIDATED DEBT SERVICE" means, for any period, without duplication,
(a) Consolidated Interest Expense for such period PLUS (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group PLUS (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of
(x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "CONSOLIDATED GROUP" means Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

         "CONSOLIDATED GROUP PRO RATA SHARE" means, with respect to any Investment Affiliate or AIP, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate or AIP, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate or AIP, respectively, held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate or AIP, respectively, that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate or AIP after repayment in full of all Indebtedness of such Investment Affiliate or AIP, respectively.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of Borrower in which Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of Borrower equal to the percentage ownership in such consolidated Subsidiary





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which is not held either (i) directly or indirectly by Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of Borrower.

         "CONSOLIDATED MARKET VALUE" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, PLUS (b) the value of Unrestricted Cash and Cash Equivalents, PLUS (c) the lesser of (i) the value of Assets Under Development, or (ii) 10% of the Consolidated Capitalization Value, PLUS (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) 5% of the Consolidated Capitalization Value, PLUS (e) the lesser of (i) 50% of the then-current book value, as determined in accordance with GAAP, of Developable Land, or (ii) $30,000,000, PLUS (f) the Consolidated Group's Investment in AIP, as determined in accordance with GAAP (the "AIP VALUE"); provided, however, that AIP Value shall only be included in the aforementioned calculation if Borrower is in compliance with all of the AIP Conditions.

         "CONSOLIDATED NET INCOME" means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; PLUS that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in Borrower, but PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished a Subsidiary Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, an amount equal to (a) Consolidated Market Value minus (b) Consolidated Outstanding Indebtedness as of such date.

         "CONSOLIDATED OUTSTANDING INDEBTEDNESS" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of Borrower in which Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by Borrower.

         "CONSOLIDATED SECURED INDEBTEDNESS" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of





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Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of (x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "CONSOLIDATED SENIOR UNSECURED INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of the Consolidated Group outstanding at such date, including without limitation all the outstanding Indebtedness under this Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.8.

         "DEFAULT" means an event described in SECTION 7.

         "DEVELOPABLE LAND" means land which is appropriately zoned, has access to all necessary utilities, has access to publicly dedicated streets and is prepared for the commencement of development in all material respects.

         "DUFF & PHELPS" means Duff & Phelps, Inc. and its successors.

         "ENVIRONMENTAL LAWS" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Borrower or any Subsidiary or any of their respective assets or Projects.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EQUITY VALUE" means, with respect to a Subsidiary owned as of the Agreement Execution Date or owned and in operation for a period of two or more consecutive full fiscal quarters after the Agreement Execution Date, by Borrower or one of its other Subsidiaries, an amount equal to (A) the product of (i) the sum of net income (or loss) for the most recent two consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on




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investments in marketable securities for such period, PLUS the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, MULTIPLIED BY (ii) 2, DIVIDED BY (B) 0.095, and then MINUS (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary formed or purchased after the Agreement Execution Date, until it or its Properties have been owned and operated by Borrower or one of its other Subsidiaries for two or more consecutive full fiscal quarters, "Equity Value" shall mean Borrower's estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased DIVIDED by 0.095, and then minus the Indebtedness of such Subsidiary as of the date of determination.

         "EXISTING CREDIT FACILITY" shall mean that certain Second Amended and Restated Credit Agreement among Borrower, Lender and sundry other institutions dated as of November 16, 1998, as such agreement may be or may have been modified or amended from time to time (including, without limitation, any successor credit facility).

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender in its sole discretion.

         "FINANCEABLE GROUND LEASE" means, a ground lease satisfactory to the Lender and its counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the Agreement Execution Date, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness of the transferee, and
(vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

         "FINANCIAL UNDERTAKING" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward


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currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "FIRST MORTGAGE RECEIVABLE" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

         "FITCH" means Fitch Investor Services, Inc. and its successors.

         "FLOATING RATE" means, for any day, a rate per annum, equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE TRANCHE" means a Tranche which bears interest at the Floating Rate.

         "FUNDING DATE" shall mean May __, 2000.

         "FUNDS FROM OPERATIONS" means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), (D) any income attributable to the Consolidated Group's investment in AIP, if, and only if, Borrower is in compliance with all of the AIP Conditions, PLUS (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of Borrower in which Borrower does not directly or indirectly hold a 100% ownership interest, each of the clauses (A), (B) and (C) shall exclude the portion of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.1.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness,




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leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, or (v) as partner of or in a partnership or joint venture for the debts of such partnership or joint venture; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

         "INDEBTEDNESS" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, and (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INTEREST PERIOD" means a LIBOR Interest Period.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other


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

Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "INVESTMENT AFFILIATE" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group; provided, however, that AIP shall not be deemed an Investment Affiliate if Borrower is in compliance with all of the AIP Conditions (i.e., if all AIP Conditions are not met, AIP would then be considered an "Investment Affiliate" for purposes of all financial calculations under this Agreement).

         "LENDER" means Bank of America, National Association.

         "LENDING INSTALLATION" means, with respect to Lender, any office, branch, subsidiary or affiliate.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

          "LIBOR APPLICABLE MARGIN" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period.

         "LIBOR BASE RATE" means, with respect to a LIBOR Tranche for the relevant LIBOR Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of such LIBOR Tranche and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR INTEREST PERIOD" means a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

          "LIBOR RATE" means, with respect to a LIBOR Tranche for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period.

         "LIBOR TRANCHE" means a Tranche that bears interest at the LIBOR Rate.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means the Advance.

         "LOAN AMOUNT" means $100,000,000.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and ureaformaldehyde insulation.

         "MATURITY DATE" means the date six months after the Agreement Execution Date.

         "MAXIMUM LEGAL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NET OPERATING INCOME" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period MINUS the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such

Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "MANAGEMENT FEES", means, with respect to each Project for any period, an amount equal to (i) 3% of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, PLUS (ii) 3% of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

         "NOTE" means the promissory note, in substantially the form of EXHIBIT A hereto, duly executed by Borrower and payable to the order of a Lender in the Loan Amount, including any amendment, modification, renewal or replacement of such promissory note.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lender or any indemnified party hereunder arising under the Loan Documents.

         "PARTICIPANTS" is defined in SECTION 11.2.1.

         "PASSIVE NON-REAL ESTATE INVESTMENTS" means stock or other equity interests in or debt of entities not primarily involved in retail, office or industrial real estate development or ownership.

         "PAYMENT DATE" means, with respect to the payment of interest accrued on any Tranche, the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITIONS" are defined in SECTION 6.15.

         "PERMITTED LIENS" are defined in SECTION 6.16.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

         "PRE-LEASED PROJECT UNDER CONSTRUCTION" means a Project under development (in accordance with GAAP) on which construction of buildings has been commenced but which has not been substantially completed and occupied and has been leased to a tenant or tenants pursuant to fully executed and binding leases.

         "PROJECT" means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PURCHASERS" is defined in SECTION 11.3.1.

         "RECOURSE INDEBTEDNESS" means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

         "REFERENCE RATE" means a rate per annum equal to the reference base rate of interest announced by Lender from time to time, changing when and as such corporate base rate changes.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, any certificate of occupancy, zoning ordinance, building, environmental or land use requirement.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "RESERVE REQUIREMENT" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under [REGULATION D] on Eurocurrency liabilities.

         "SECTION" means an article or numbered section of this Agreement, unless another document is specifically referenced.

         "SENIOR NOTES" means indebtedness in the stated principal amount of $100,000,000 incurred pursuant to the Indenture, dated as of May 1, 1994, from Borrower to National City Bank, Trustee.

         "SENIOR UNSECURED INDEBTEDNESS" means all Indebtedness other than Subordinated Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness which is contractually subordinated to the Obligations on terms reasonably acceptable to Lender, including, without limitation, the Senior Notes.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of Borrower.

         "SUBSIDIARY GUARANTOR" means each Subsidiary of Borrower which is required to execute a Subsidiary Guaranty pursuant to SECTION 6.13.

         "SUBSIDIARY GUARANTY" means the guaranty to be executed and delivered by certain Subsidiaries of Borrower, substantially in the form of EXHIBIT F, as the same may be amended, supplemented or otherwise modified from time to time.

         "SUBSTANTIAL PORTION" means, with respect to the Property of Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

         "TRANCHE" means a portion of the Loan.

         "TRANSFEREE" is defined in SECTION 11.4.

         "TYPE" means, with respect to any Tranche, its nature as a Floating Rate Tranche or a LIBOR Tranche.

         "UNENCUMBERED ASSET" means, with respect to any Project located in the United States 100% of which is owned in fee simple or ground leased by Borrower or a Subsidiary Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary Guarantor) other than Permitted Liens set forth in SECTIONS 6.16(i) through 6.16(iv)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any Subsidiary Guarantor) which prohibits or limits the ability of Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of Borrower or any Subsidiary Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on any assets or Capital Stock of Borrower or any Subsidiary Guarantor, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in SECTIONS 6.16(i) through 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) has been improved with an income-producing building or buildings which are substantially completed and occupied or is a Pre-Leased Project Under Construction. For the purposes of this Agreement, any Project of a Subsidiary Guarantor shall not be deemed to be unencumbered unless both (i) such Project and (ii) all Capital Stock of such Subsidiary Guarantor held by Borrower is unencumbered.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "UNRESTRICTED CASH AND CASH EQUIVALENTS" means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate.

         "UPFRONT FEE" is defined in SECTION 2.3.

         "VALUE OF UNENCUMBERED ASSETS" means, as of any date, the sum of (A) the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset as of such date for a calculation period which shall be either the immediately preceding two full fiscal quarters or, if so requested by Borrower or Lender, the one immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.095, provided that not more than 15% of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets which are ground leased, PLUS (B) for each Pre-Leased Project Under Construction, 100% of the then-current book value, as determined in accordance with GAAP, of such Pre-Leased Project Under Construction, provided that the aggregate amount added to value under this clause (B) shall not exceed $50,000,000. If a Project has been acquired during such calculation period then Borrower shall be entitled to include pro forma Net Operating Income (based on leases in existence at the date of such acquisition) from such Project for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under
SECTION 6.21(iv). If a Project is no longer owned as of the date of determination, then no value shall be included based on capitalizing Net Operating Income from such Project, except for purposes of such financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under SECTION 6.21(iv).

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         2. THE CREDIT.

               2.1. COMMITMENTS; REDUCTION OR INCREASE IN LOAN AMOUNT. Subject to the terms and conditions of this Agreement, Lender shall loan the Loan Amount to Borrower on the Funding Date.

               2.2. FINAL PRINCIPAL PAYMENT. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Maturity Date.

               2.3. UPFRONT FEE. Borrower agrees to pay to Lender a fee (the "UPFRONT FEE") equal to 0.15% of the Loan Amount, payable on the Funding Date, which shall be fully earned on such date.

               2.4. ADMINISTRATION FEE. On the Funding Date Borrower shall pay a $10,000 "ADMINISTRATION FEE" to Lender.

               2.5. MINIMUM AMOUNT OF EACH ADVANCE. Each Tranche shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof).

               2.6. OPTIONAL PRINCIPAL PAYMENTS. Borrower may from time to time pay, without penalty or premium, all or any part of an outstanding Floating Rate Tranche without prior notice to Lender. A LIBOR Tranche may be paid on the last day of the applicable Interest Period or, if and only if Borrower pays any amounts due to the Lender under SECTIONS 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. In no event shall Borrower have the right to reborrow any portion of the Loan which has been repaid prior to the Maturity Date.

               2.7. INITIAL METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR TRANCHES. Prior to the Funding Date, Borrower shall select the Type of Tranche and, in the case of each LIBOR Tranche, the Interest Period applicable to each Tranche from time to time. Borrower shall give Lender irrevocable notice (an "ELECTION NOTICE") not later than 10:00 a.m. Chicago time, at least three Business Days before the Funding Date:

               (i)   the amount of each Tranche,

               (ii)  the Type of each Tranche selected, and

               (iii) in the case of each LIBOR Tranche, the Interest
                     Period applicable thereto.

         Lender will make the Loan Amount (minus any applicable fees or other amounts owed to Lender pursuant to this Agreement) available to Borrower at Lender's address.

         No Interest Period may end after the Maturity Date and, unless Lender otherwise agrees in writing, in no event may there be more than five (5) different Interest Periods for LIBOR at any one time.

               2.8. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Tranches shall continue as Floating Rate Tranches unless and until such Floating Rate Tranches are converted into LIBOR Tranches. Each LIBOR Tranche shall continue as a LIBOR Tranche until the end of the then applicable Interest Period therefor, at which time such LIBOR Tranches shall be automatically converted into a Floating Rate Tranche unless Borrower shall have given Lender a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Tranche either continue as a LIBOR Tranche for the same or another Interest Period or be converted to a Tranche of another Type. Subject to the terms of SECTION 2.5, Borrower may elect from time to time to convert all or any part of a Tranche of any Type into any other Type or Types of Tranches; provided that any conversion of any LIBOR Tranche shall be made on, and only on, the last day of the Interest Period applicable thereto. Borrower shall give Lender irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Tranche to a LIBOR Tranche or continuation of a LIBOR Tranche not later than three Business Days, in the case of a conversion into or continuation of a LIBOR Tranche, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and Type of the Tranche which is to be converted or continued; and

                  (iii) the amount and Type(s) of Tranche (s) into which such Tranche is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Tranche, the duration of the Interest Period applicable thereto.

               2.9. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Tranche shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Tranche is funded or is converted from a LIBOR Tranche into a Floating Rate Tranche pursuant to SECTION 2.8 to but excluding the date it becomes due or is converted into a LIBOR Tranche pursuant to SECTION
2.8 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Floating Rate Tranche will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Tranche shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Tranche.

               2.10. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.7 or 2.8, during the continuance of a Default or Unmatured Default Lender may, at its option, by notice to Borrower (which notice may be revoked at the option of Lender), declare that no Tranche may be, converted into or continued as a LIBOR Tranche. During the continuance of a Default, Lender may, at its option, by notice to Borrower (which notice may be revoked at the option of Lender, declare that (i) each LIBOR Tranche shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Tranche shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Tranche plus 2% per annum.

               2.11. METHOD OF PAYMENT.

                     (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Lender at Lender's address specified pursuant to SECTION 12, or at any other Lending Installation of Lender specified in writing by Lender to Borrower, by noon (local time) on the date when due.

               (ii) Lender is hereby authorized to charge the account of Borrower maintained with Lender for each payment of principal, interest and fees as it becomes due hereunder.

         2.12. NOTES; TELEPHONIC NOTICES. Borrower hereby authorizes Lender to extend, convert or continue Tranches, effect selections of Types of Tranches and to transfer funds based on telephonic notices made by any Authorized Officer. Borrower agrees to deliver promptly to Lender a written confirmation, if such confirmation is requested by Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by Lender, the records of Lender shall govern absent manifest error.

         2.13. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Tranche shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Loan in its entirety under SECTION 2.1 hereof. Interest accrued on each LIBOR Tranche shall be payable on each Payment Date, on the last day of the Interest Period applicable to such LIBOR Tranche, on any earlier date on which such LIBOR Tranche is prepaid, and at maturity, whether by acceleration or otherwise. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the Funding Date but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time). If any payment of principal of or interest on an Tranche shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. LENDING INSTALLATIONS. Subject to SECTION 3.5, Lender may book the Loan at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Note shall be deemed held by Lender for the benefit of such Lending Installation. Each Lender may, by written notice to Borrower, designate a Lending Installation through which the Loan will be made by it and for whose account Loan payments are to be made.

         2.15. APPLICATION OF MONEYS RECEIVED. All moneys collected or received by Lender on account of the Loan directly or indirectly, shall be applied in the following order of priority:

                  (i) to the payment of all reasonable costs incurred in the collection of such moneys of which Lender shall have given notice to Borrower;

                  (ii) to the reimbursement of any yield protection due to Lender in accordance with SECTION 3.1;

                  (iii) to the payment of all fees to Lender;

                  (iv) to payment of the full amount of interest and principal on the Loan as allocated to Tranches by Borrower or in the absence of such allocation at the time of such payment, as may be allocated by Lender in its sole discretion, and;

                  (v) any other sums due to Lender under any of the Loan Documents.

         2.16. USURY. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     3. CHANGE IN CIRCUMSTANCES.

         3.1. YIELD PROTECTION. If (i) any change in any law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) in effect on the Agreement Execution Date, or a change in any interpretation thereof, or the compliance by Lender therewith, or
(ii) the enactment following the Agreement Execution Date of any new law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by Lender therewith, results in:

               (i) Lender or any applicable Lending Installation being subjected to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal taxation of the overall net income of Lender or any applicable Lending Installation), or the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder being changed, or

               (ii) any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Tranches) being imposed, increased or deemed applicable, or

               (iii) any other condition being imposed the result of which is to increase the cost to Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by Lender or any applicable Lending Installation in connection with loans, or Lender or any applicable Lending Installation being required to make any payment calculated by reference to the amount of the Loan held or interest received by it, by an amount deemed material by Lender or any such Lending Installation, then, within 30 days of demand by Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which Lender in good faith determines is attributable to making, funding and maintaining the Loan.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If Lender in good faith determines the amount of capital required or expected to be maintained by Lender, any Lending Installation of Lender or any corporation controlling Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by Lender, Borrower shall pay Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lender in good faith determines is attributable to this Agreement, or the Loan (after taking into account Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by Lender or any Lending Installation or any corporation controlling Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If Lender in good faith determines that maintenance of any of its LIBOR Tranches at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Lender may suspend the availability of the affected LIBOR Tranches and require any affected LIBOR Tranches to be repaid; or if Lender in good faith determines that (i) deposits of a type or maturity appropriate to match fund LIBOR Tranches are not available, Lender may suspend the availability of the affected LIBOR Tranches with respect to any LIBOR Tranches elected by Borrower after the date of any such determination, or
(ii) an interest rate applicable to a LIBOR Tranche does not accurately reflect the cost of making available a LIBOR Tranche, then, if for any reason whatsoever the provisions of SECTION 3.1 are inapplicable, Lender shall suspend the availability of LIBOR Tranches with respect to any LIBOR Tranches made after the date of any such determination.

         3.4. FUNDING INDEMNIFICATION. If any repayment of a LIBOR Tranche occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Tranche and shall pay all such losses or costs within 15 days after written demand therefor. Without limitation of any losses arising from changes in the LIBOR Rate adverse to Lender, in no event will the administrative cost payable by Borrower as a result of such early payment or failure to make an advance exceed $250 per occurrence.

         3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. Lender shall deliver a written statement of Lender as to the amount due, if any, under SECTIONS 3.1,
3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Tranche shall be calculated as though Lender funded the LIBOR Tranche through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

     4.  CONDITIONS PRECEDENT.

         Lender shall not be required to fund the Loan hereunder unless (a) Borrower shall, prior to or concurrently with the Advance, have paid all fees due and payable to Lender hereunder, and (b) Borrower shall have furnished to Lender, the following:

               (i) The duly executed originals of the Loan Documents, including the Note, payable to the order of Lender, this Agreement and the Subsidiary Guaranty;

               (ii) (A) Certificates of good standing for Borrower and each Subsidiary Guarantor, from the State of Ohio for Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than 30 days prior to the Funding Date, and (B) foreign qualification certificates for Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than two years prior to the Funding Date (with telephonic updates as practical not more than 10 days prior to the Funding Date), for each other jurisdiction where the failure of Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect; provided, however, that if any such document described in (A) or (B) are not delivered on or prior to the Funding Date, Borrower shall deliver such documents either (i) within 10 business days after the Funding Date or
          (ii) within 30 days after the Funding Date for those certain Subsidiary Guarantors listed on SCHEDULE 7 hereto.

               (iii) Copies of the formation documents (including code of regulations, if appropriate) of Borrower and each Subsidiary Guarantor, certified by an officer of Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

               (iv) Incumbency certificates, executed by officers of Borrower and each Subsidiary Guarantor, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of Borrower, upon which certificate Lender shall be entitled to rely until informed of any change in writing by Borrower or any such Subsidiary Guarantor;

               (v) Copies, certified by a Secretary or an Assistant Secretary of Borrower and each Subsidiary Guarantor, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for Lender) authorizing the Loan provided for herein, with respect to Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by Borrower and each Subsidiary Guarantor hereunder;

               (vi) A written opinion of Borrower's and Subsidiary Guarantors' counsel, addressed to Lender in substantially the form of EXHIBIT B hereto or such other form as Lender may reasonably approve;

               (vii) A certificate, signed by an officer of Borrower, stating that on the Funding Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of Borrower are true and correct as of the Funding Date provided that such certificate is in fact true and correct;

               (viii) The most recent financial statements of Borrower;

               (ix) UCC financing statement, judgment, and tax lien searches with respect to Borrower from the State of Ohio;

               (x) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to Lender and signed by an Authorized Officer, together with such other related money transfer authorizations as Lender may have reasonably requested;

               (xi) A pro forma compliance certificate in the form of EXHIBIT C as of March 31, 2000, executed by Borrower's chief financial officer or chief accounting officer;

               (xii) Evidence that all amounts payable pursuant to the Senior Notes have been paid, or will be, paid out of the proceeds of the Loan;

               (xiii) From the preparation date of the most recent financial statements delivered to the Lenders through the Funding Date, there was no change in the business, properties, or condition (financial or otherwise) of Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

               (xiv) Such other documents as Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

     If all conditions in this SECTION 4 have not been satisfied on or prior to May __, 2000, then this Agreement shall terminate and Lender shall have no further obligation hereunder.

     5. REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Lender that:

         5.1. EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Beachwood, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Borrower's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. AUTHORIZATION AND VALIDITY. Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or Borrower's or any Subsidiary's articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

         5.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. All consolidated financial statements of Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.5. TAXES. Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding for amounts in excess of $250,000. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.6. LITIGATION AND GUARANTEE OBLIGATIONS. Except as set forth on
SCHEDULE 3 hereto or as set forth in written notice to Lender from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the disclosure of the litigation identified on SCHEDULE 3 Borrower, based on consultation with its counsel, represents that Borrower is unlikely to suffer any material adverse result in such litigation. Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 6.1 or as set forth in written notices to Lender given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

         5.7. SUBSIDIARIES. SCHEDULE 1 hereto contains an accurate list of all of the presently existing Subsidiaries of Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

         5.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any of its Subsidiaries to Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

         5.10. REGULATION U. Borrower has not used any proceeds of the Loan to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

         5.11. MATERIAL AGREEMENTS. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

         5.12. COMPLIANCE WITH LAWS. Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.13. OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 2 hereto, on the date of this Agreement, Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by
SECTION 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

         5.14. INVESTMENT COMPANY ACT. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16. SOLVENCY.

               5.16.1. Immediately after the Agreement Execution Date and immediately following the making of the Loan and after giving effect to the application of the proceeds of such Loan, (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

               5.16.2. Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.17. INSURANCE. Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where Borrower and its Subsidiaries operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

                  (ii) Builder's risk insurance for any Project under construction in the amount of the construction cost of such Project;

                  (iii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

                  (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         5.18. REIT STATUS. Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Borrower as a real estate investment trust.

         5.19. ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               5.19.1. To the best knowledge of Borrower, the Projects of Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of Borrower or any Subsidiary under, Environmental Laws.

               5.19.2. To the best knowledge of Borrower, (i) the Projects of Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

               5.19.3. Neither Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

               5.19.4. To the best knowledge of Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of Borrower or any Subsidiary under, any applicable Environmental Laws.

               5.19.5. No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower or any of its Subsidiaries is or, to Borrower's knowledge, will be named as a party with respect to the Projects of Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of Borrower and its Subsidiaries.

               5.19.6. To the best knowledge of Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of Borrower and its Subsidiaries, or arising from or related to the operations of Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         5.20. UNENCUMBERED ASSETS. The Projects described on SCHEDULE 5 are all Unencumbered Assets.

    6. COVENANTS.

    During the term of this Agreement:

         6.1. FINANCIAL REPORTING. Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Lender:

               6.1.1. As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by Borrower's chief financial officer or chief accounting officer;

               6.1.2. As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to Lender, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, and Consolidated Senior Unsecured Indebtedness, Consolidated Cash Flow (with a breakdown between Unencumbered Assets and other assets), a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Projects as may be reasonably requested;

               6.1.3. As soon as available, but in any event not later than 90 days after the close of each fiscal year, for Borrower and its Subsidiaries, audited financial statements, (including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year), setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by PricewaterhouseCoopers (or other independent certified public accountants of nationally recognized standing reasonably acceptable to Lender);

               6.1.4. As soon as available, but in any event not later than 90 days after the close of each fiscal year, for Borrower and its Subsidiaries, a statement detailing the contributions to Consolidated Cash Flow from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to Lender, certified by the entity's chief financial officer or chief accounting officer;

               6.1.5. Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT C hereto signed by Borrower's chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

               6.1.6. As soon as possible and in any event within 10 days after a responsible officer of Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto;

               6.1.7. As soon as possible and in any event within 10 days after receipt by a responsible officer of Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

               6.1.8. Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished;

               6.1.9. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

               6.1.10. Such other information (including, without limitation, financial statements for Borrower and non-financial information) as Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. Borrower will use the proceeds of the Loan only to repay the Senior Notes.

         6.3. NOTICE OF DEFAULT. Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

         6.5. TAXES. Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. INSURANCE. Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to Lender upon reasonable request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.8. MAINTENANCE OF PROPERTIES. Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

         6.9. INSPECTION. Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Lender may designate.

         6.10. MAINTENANCE OF STATUS. Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

         6.11. DIVIDENDS. Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default under this Agreement, Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, PROVIDED, HOWEVER, that in no event shall Borrower declare or pay dividends on its Capital Stock if (a) dividends paid on account of any fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter, or (b) dividends paid on account of any fiscal year, in the aggregate, would exceed 90% of Funds From Operations for such fiscal year. Notwithstanding the foregoing, Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust under the Code.

         6.12. MERGER; SALE OF ASSETS. Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary or as otherwise approved in advance by Lender.

         6.13. DELIVERY OF SUBSIDIARY GUARANTIES. Borrower shall cause each of its existing Subsidiaries listed on SCHEDULE 6 to execute and deliver to Lender the Subsidiary Guaranty. Borrower shall promptly notify Lender of any planned formation or acquisition of any additional Subsidiaries. Within 10 days after Borrower forms or acquires any Subsidiary other than a Subsidiary which is a single-purpose entity formed solely for the purpose of owning Projects in connection with securitized Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings, Borrower shall cause such Subsidiary to execute and deliver to Lender a Subsidiary Guaranty.

         6.14. SALE AND LEASEBACK. Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

         6.15. ACQUISITIONS AND INVESTMENTS. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)      Cash Equivalents;

         (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties, and Investments in existence on the Agreement Execution Date and described in SCHEDULE 1 hereto;

         (iii)    transactions permitted pursuant to SECTION 6.12; and

         (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this SECTION 6.15 shall be deemed to be "PERMITTED ACQUISITIONS".

         6.16. LIENS. Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

         (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries;

         (v) Liens on Projects existing on the date hereof which secure Indebtedness as described in SCHEDULE 2 hereto; and

         (vi)     Liens other than Liens described in subsections (i) through
                  (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this SECTION 6.16 shall be deemed to be "PERMITTED LIENS".

         6.17. AFFILIATES. Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.18. FINANCIAL UNDERTAKINGS. Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

         6.19. VARIABLE INTEREST INDEBTEDNESS. Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $625,000,000, unless all of such Indebtedness in excess of $625,000,000 is subject to a swap, rate cap or other interest rate management program approved by Lender that effectively converts the interest rate on such excess to a fixed rate.

         6.20. CONSOLIDATED NET WORTH. Borrower shall maintain a Consolidated Net Worth of not less than the sum of (i) $1,100,000,000 plus (ii) 90% of the aggregate proceeds received by Borrower (net of customary related fees and expenses) in connection with any offering of stock, including without limitation, perpetual preferred stock in Borrower, after December 31, 1999 and on or prior to the date such determination of Consolidated Net Worth is made; provided that no proceeds shall be deemed received to the extent that such offering involves only the replacement of reissuance of common or preferred stock.

         6.21. INDEBTEDNESS AND CASH FLOW COVENANTS. Borrower on a consolidated basis with its Subsidiaries shall not permit any of the following:

         (i) Consolidated Outstanding Indebtedness to exceed (i) 57.5% of Consolidated Market Value as of any date during the AIP Transition Period, or (ii) 55% of Consolidated Market Value as of any other date.

         (ii) Consolidated Secured Indebtedness to exceed 35% of Consolidated Market Value, as of the last day of any fiscal quarter.

         (iii) The Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness, as of any date.

         (iv) The aggregate Net Operating Income for the two most recent fiscal quarters of the Consolidated Group for which results have been reported under SECTION 6.1 from all Unencumbered Assets qualifying for inclusion in the Value of Unencumbered Assets as of the date of determination to be less than 1.75 times the portion of Consolidated Interest Expense for such two fiscal quarters attributable to Consolidated Senior Unsecured Indebtedness, as of the last day of any fiscal quarter.

         (v) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two fiscal quarters, for which the Consolidated Group has reported results under SECTION 6.1, annualized, as of the last day of any fiscal quarter.

         (vi) The ratio of Consolidated Cash Flow to Fixed Charges for the prior quarter, to be less than 1.60 to 1. "FIXED CHARGES" shall mean the sum of (i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock of Borrower or any other Person in the Consolidated Group and (iv) all ground lease payments to the extent not deducted as an expense in calculating Consolidated Cash Flow.

         6.22. ENVIRONMENTAL MATTERS. Borrower and its Subsidiaries shall:

               6.22.1. Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse

Effect; provided that in no event shall Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

               6.22.2. Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) Borrower has determined in good faith that contesting the same is not in the best interests of Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

               6.22.3. Defend, indemnify and hold harmless Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

               6.22.4. Prior to the acquisition of any new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT D. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

               6.23. INVESTMENTS IN AIP AND INVESTMENT AFFILIATES. The Consolidated Group's Investment in AIP, as determined in accordance with GAAP, PLUS the Consolidated Group's Investment in Investment Affiliates, as determined in accordance with GAAP, shall not at any time exceed 30% of Consolidated Market Value.

               6.24. LIMITS ON CERTAIN REAL ESTATE INVESTMENTS. The portion of the Consolidated Capitalization Value attributable to the following assets shall not exceed the following percentages as of any date:


                            --------------------------------------------- -------------------------------------------
                                                                                      Not to exceed % of
                                                                              Consolidated Capitalization Value
                            --------------------------------------------- -------------------------------------------
                            Developable Land
                                                                                             7.5%
                            --------------------------------------------- -------------------------------------------
                            Passive Non-Real Estate Investments
                                                                                             7.5%
                            --------------------------------------------- -------------------------------------------
                            First Mortgage Receivables
                                                                                              5%
                            --------------------------------------------- -------------------------------------------
                            Assets Under Development
                                                                                             15%
                            --------------------------------------------- -------------------------------------------
                            Aggregate permitted for all categories above
                                                                                             25%
                            --------------------------------------------- -------------------------------------------

Developable Land, Passive Non-Real Estate Investments and First Mortgage Receivables will be valued at the lower of acquisition cost or market value.

         6.25. CHANGES IN EXISTING CREDIT FACILITY. From time to time, concurrent with any changes to covenants of Borrower under the Existing Credit Facility (including the addition of new covenants), Borrower shall execute and deliver to Lender and Lender shall execute (to the extent such changes are reasonably acceptable to Lender) and deliver to Borrower an amendment to this Agreement making comparable changes to this Agreement.

    7.   DEFAULTS.

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Nonpayment of any principal payment on the Note when due.

         7.2. Nonpayment of interest upon any Note or of any fee or other payment Obligations under any of the Loan Documents within five Business Days after the same becomes due.

         7.3. The breach of any of the terms or provisions of SECTION 4(b)(ii),
SECTION 6.2, SECTIONS 6.10 through 6.21, SECTION 6.23 and SECTION 6.24.

         7.4. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to Lender under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.5. The breach by Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within 15 days after written notice from Lender.

         7.6. Failure of Borrower or any of its Subsidiaries to pay when due (A) any Recourse Indebtedness in excess of $10,000,000 in the aggregate or (B) any Indebtedness, in excess of $40,000,000 in the aggregate, or the default by Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits (A) any Recourse Indebtedness of Borrower or any of its Subsidiaries in excess of $10,000,000 in the aggregate or
(B) any Indebtedness, in excess of $40,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Lender, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

         7.7. Borrower, or any Subsidiary having more than $10,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
SECTION 7.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

         7.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Subsidiary having more than $10,000,000 of Equity Value, or for any Substantial Portion of the Property of Borrower or such Subsidiary, or a proceeding described in SECTION 7.7(iv) shall be instituted against Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 90 consecutive days.

         7.9. Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         7.10. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

         7.11. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

         7.12. Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

         7.13. The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14. The occurrence of any Material Adverse Effect.

         7.15. The occurrence of any default under the Existing Credit Facility.

     8.  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.

         8.1. ACCELERATION. If any Default described in SECTION 7.7 or 7.8 occurs with respect to Borrower, the Obligations shall immediately become due and payable without any election or action on the part of Lender. If any other Default occurs, Lender, at any time prior to the date that such Default has been fully cured, may declare the Obligations to be due and payable, or both, whereupon (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives and (ii) Lender may undertake efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by Borrower and any Subsidiary Guarantor under the Loan Documents.

No amendment of any provision of this Agreement shall be effective without the written agreement of Borrower and Lender.

         8.2. PRESERVATION OF RIGHTS. No delay or omission of Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of the Loan notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Lender until the Obligations have been paid in full.

     9.  GENERAL PROVISIONS.

         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. TAXES. Any taxes (excluding taxes on the overall net income of Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

         9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding between Borrower and Lender and supersede all prior commitments, agreements and understandings between Borrower and Lender relating to the subject matter thereof.

         9.6. EXPENSES; INDEMNIFICATION. Borrower shall reimburse Lender for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender in connection with the preparation, amendment, modification, and enforcement of the Loan Documents. Borrower also agrees to reimburse Lender for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). Borrower further agrees to indemnify Lender, its directors and officers against all costs, losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of the Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of Borrower under this Section shall survive the termination of this Agreement.

         9.7. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.8. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.9. NONLIABILITY OF LENDER. The relationship between Borrower, on the one hand, and Lender, on the other, shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to Borrower. Lender does not undertake any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

         9.10. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.11. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER OR ANY AFFILIATE OF LENDER INVOLVING,

DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.12. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

    10.  SETOFF.

         In addition to, and without limitation of, any rights of the Lender under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

    11.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.

         11.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Lender may at any time, without the consent of Borrower or Lender, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank.

         11.2. PARTICIPATIONS.

               11.2.1. PERMITTED PARTICIPANTS; EFFECT. Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("PARTICIPANTS") participating interests in the Loan. In the event of any such sale by a Lender of participating interests to a Participant, Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if Lender had not sold such participating interests, and Borrower shall continue to deal solely and directly with Lender in connection with such Lender's rights and obligations under the Loan Documents.

               11.2.2. BENEFIT OF SETOFF. Borrower agrees that each Participant which has previously advised Borrower in writing of its purchase of a participation in Lender's interest in the Loan shall be deemed to have the right of setoff provided in SECTION 10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as Lender under the Loan Documents. Lender shall retain the right of setoff provided in SECTION 10 with respect to the amount of participating interests sold to each Participant, provided that Lender and each such Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from Borrower twice.

         11.3. ASSIGNMENTS.

               11.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender's affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of Borrower, which shall not be unreasonably withheld or delayed, any other entity ("PURCHASERS") all or any portion of its rights and obligations under the Loan Documents. Notwithstanding the foregoing, no approval of Borrower shall be required for any such assignment if a Default has occurred and is then continuing.

               11.3.2. EFFECT: EFFECTIVE DATE. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 11.3.2, the transferor Lender and Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Lender and a Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their portion of the Loan Amount, as adjusted pursuant to such assignment.

         11.4. DISSEMINATION OF INFORMATION. Borrower authorizes Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, subject to
SECTION 11.5.

         11.5. CONFIDENTIALITY. Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic information provided to them by Borrower or by any other Person on Borrower's behalf in connection with the Loan Documents and agrees and undertakes that neither it nor any of its Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over Lender or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over Lender, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over Lender, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business,
(5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this SECTION 11.5.. Notwithstanding the foregoing, Borrower authorizes Lender to disclose to ANY prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents, provided that, unless otherwise AGREED by Borrower; such Transferee shall agree to keep such information confidential to the same extent required of Lender hereunder.

     12. NOTICES.

         12.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.12 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted.

         12.2. CHANGE OF ADDRESS. Borrower and Lender may each change the address for service of notice upon it by a notice in writing to the other party hereto.

     13. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower and Lender.

                         [PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

                               BORROWER:

                               DEVELOPERS DIVERSIFIED REALTY CORPORATION

                               By:_________________________________
                               Print Name:_________________________
                               Title:______________________________

                               3300 Enterprise Parkway
                               Beachwood, Ohio 44122
                               Phone:                    216/755-5500
                               Facsimile:                216/755-5775


                               LENDER:

                               BANK OF AMERICA, NATIONAL ASSOCIATION,
                               a national banking association



                               By:_________________________________
                               Print Name:_________________________
                               Title:______________________________

                               231 South LaSalle Street
                               IL1-231-12-18
                               Chicago, Illinois 60697
                               Phone:        312/828-5149
                               Facsimile:    312/974-4970
                               Attention:    Richard G. Baer, Jr., Principal

                                    EXHIBIT A

                                      NOTE

$100,000,000.00                                                     May __, 2000

         Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio ("BORROWER"), promises to pay to the order of Bank of America, National Association ("LENDER") the principal sum of one-hundred million Dollars ($100,000,000) in immediately available funds at the main office of Lender in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loan in full on the Maturity Date or such earlier date as may be required under the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement (the "AGREEMENT"), dated as of May __, 2000 between Borrower and Lender, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Lender exercises the remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.

         BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY

JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

                                     DEVELOPERS DIVERSIFIED REALTY
                                     CORPORATION, an Ohio corporation


                                     By:_______________________________
                                     Print Name:_______________________
                                     Title:____________________________

                 SCHEDULE OF TRANCHES AND PAYMENTS OF PRINCIPAL
              TO NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
                               DATED MAY __, 2000


                                                    Maturity
                 Principal       Maturity           Principal       Total
                 Amount of       of Interest        Amount          Unpaid
Date             Tranche         Period             Paid            Loan Balance
----             -------         ------             ----            ------------
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                    EXHIBIT B

                                 FORM OF OPINION

                                [ATTACHED HERETO]

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                               [ATTACHED HERETO.]

                                    EXHIBIT D

            ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

         Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

         This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA). The purpose of this standard is to "define good commercial and customary practice in the United States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products." The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices" as defined in 42 USC 9601(35)(B).

         The goal of the ASTM Phase I ESA is to identify "recognized environmental conditions." Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property. The term includes hazardous substances or petroleum products even under conditions in compliance with laws. The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

         The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews, and 4) Report. The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property. The site reconnaissance involves physical observation of the property's exterior and interior, as well as an observation of adjoining properties. Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property. The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property. It includes documentation to support the analysis, opinions, and conclusions found in the report.

While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA's innocent landowner defense, it is not intended that its use be limited to that purpose. The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

                                    EXHIBIT E

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:               Bank of America, National Association
                  as Lender ("LENDER")
                  under the Term Loan Agreement Described Below

Re: Term Loan Agreement, dated May __, 2000 (as the same may be amended or modified, the "LOAN AGREEMENT"), between Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "BORROWER") and Lender. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

         Lender is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by Lender of a specific written revocation of such instructions by Borrower, provided, however, that Lender may otherwise transfer funds as hereafter directed in writing by Borrower in accordance with SECTION 12.1 of the Loan Agreement or based on any telephonic notice made in accordance with SECTION 2.12 of the Loan Agreement.

Transfer Funds To:

                           Bank Name:__________________________________________
                           ABA No.:____________________________________________
                           Bank Address:_______________________________________

For Account No.________________________________________________________________

                           Account Name:_______________________________________

Reference/ Attention To________________________________________________________

Authorized Officer (Customer Representative)                 Date______________

___________________________________________       _____________________________
(Please Print)                                            Signature


Bank Officer Name                                    Date______________________

___________________________________________       _____________________________
(Please Print)                                            Signature

                                    EXHIBIT F

                               SUBSIDIARY GUARANTY

         This Guaranty (this "GUARANTY") is made as of May __, 2000 by ________________________ ("GUARANTOR"), to and for the benefit of Bank of America, National Association ("LENDER").

                                    RECITALS

         A. Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio ("BORROWER"), and Guarantor have requested that Lender make a term loan to Borrower in the principal amount of $100,000,000 (the "LOAN").

         B. Lender has agreed to make the Loan to Borrower pursuant to the terms and conditions set forth in that certain Term Loan Agreement (the "LOAN AGREEMENT") as amended, modified or restated from time to time, of even date herewith between Borrower and Lender. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

         C. Borrower has executed and delivered or will execute and deliver to Lender a promissory note in the principal amount of the Loan as evidence of Borrower's indebtedness to each such Lender with respect to the Loan (the promissory note described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes issued pursuant to the Loan Agreement, are referred to herein as the "NOTE").

         D. Guarantor is a subsidiary of Borrower. Guarantor acknowledges that the extension of credit by Lender pursuant to the Loan Agreement will benefit Guarantor by making funds available to Guarantor through Borrower and by enhancing the financial strength of the consolidated group of which Guarantor and Borrower are members. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by the Lender of its obligations under the Loan Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

         1. Guarantor absolutely, unconditionally, and irrevocably guarantees to each of the Lenders:

         (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement, and the other Loan Documents;

         (b) the payment of all Enforcement Costs (as hereinafter defined in SECTION 7 hereof); and

         (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Loan Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this SECTION 1 are referred to herein as the "LOAN INDEBTEDNESS". All obligations described in subparagraph (c) of this SECTION 1 are referred to herein as the "OBLIGATIONS." Guarantor and Lender agree that Guarantor's obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by Guarantor from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Loan Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "BANKRUPTCY CODE"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Loan Indebtedness shall contribute to Guarantor an amount equal to such non-paying guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Loan Indebtedness to Lender.

         2. In the event of any default by Borrower in making payment of the Loan Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of a Note, to pay all the Loan Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Note, the Loan Agreement, and the other Loan Documents.

         3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note, (iii) presentment for payment, demand for payment (other than as provided for in SECTION 2 above), notice of nonpayment (other than as provided for in
SECTION 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Lender has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Loan Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Loan Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender. Guarantor further agrees that any exculpatory language contained in the Loan Agreement, the Note, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

         4. Guarantor further agrees that Guarantor's liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Loan Agreement, or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in the Note, the Loan Agreement, or any other Loan Documents, or by the acceptance by Lender of any security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Loan Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Loan Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Loan Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Loan Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, the Loan Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Loan Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender's rights hereunder or any of Guarantor's obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Loan from time to time. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with the Note, the Loan Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Note, the Loan Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, the Loan Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, the Loan Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, the Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving, a claim under this Guaranty, the Note, the Loan Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Loan Agreement, any of the Loan Documents, or any property subject thereto, then Guarantor shall pay to Lender or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Loan Indebtedness. Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt at any time when an Unmatured Default or Default exists under the Loan Agreement or the Loan Documents, and any such payments to Guarantor made while any Default or Unmatured Default then exists under the Loan Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Loan Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

         10. Guarantor hereby subordinates to the Loan Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees that, until the entire Loan Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Loan Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

         11. Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

         12. Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit. or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

             To Guarantor:     c/o Developers Diversified Corporation
                               3000 Enterprise Parkway
                               Beachwood, Ohio 44022
                               Attention:   Joan U. Allgood, Esq.
                               Telephone:   (216) 755-5500
                               Facsimile:   (216) 755-5775


             With a copy to:   c/o Developers Diversified Realty
                               Corporation
                               3000 Enterprise Parkway
                               Beachwood, Ohio 44022
                               Attention:   Scott A. Wolstein
                               Telephone:   (216) 755-5500
                               Facsimile:   (216) 755-5775

             To Lender:        Bank of America, National Association
                               231 South LaSalle Street
                               IL1-231-12-18
                               Chicago, Illinois  60697
                               Attention:   Richard G. Baer, Jr.,
                                            Principal
                               Telephone:   (312) 828-5149
                               Facsimile:   (312) 974-4970

             With a copy to:   Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                               333 West Wacker Drive
                               Suite 2700
                               Chicago, Illinois  60606
                               Attention:   Douglas W. Anderson, Esq.
                               Telephone:   (312) 984-3100
                               Facsimile:   (312) 984-3150

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender's successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

         16. GUARANTOR AND LENDER, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.




                                   -----------------------------------


                                   By:
                                      --------------------------------

                                      By:
                                         -----------------------------
                                      Its:
                                          ----------------------------

                                   SCHEDULE 1

                                  SUBSIDIARIES

                                    [UPDATE]

1.       DEVELOPERS DIVERSIFIED FINANCE CORPORATION - Ohio corporation
                  DDRC                                        100% shareholder

2.       COMMUNITY CENTERS ONE L.L.C. - Delaware limited liability company (SECURITIZED)
                  DD Community Centers One, Inc               50% ownership interest
                  DRA Opportunity Fund                        28.95%
                  DD Retail Partners II, L.P.                 10.05%
                  DD Retail Partners III, L.P.                5.50%
                  DD Retail Partners IV, L.P.                 5.50%

3.       COMMUNITY CENTERS TWO L.L.C. - Delaware limited liability company (SECURITIZED)
                  DD Community Centers Two, Inc               50% ownership interest
                  DRA Opportunity Fund                        28.95%
                  DD Retail Partners 11, L.P.                 10.05%
                  DD Retail Partners 111, L.P.                5.50%
                  DD Retail Partners IV, L.P.                 5.50%

4.       COMMUNITY CENTERS THREE, L.L.C. - Delaware limited liability company (SECURITIZED)
                  DDRC                                        50% ownership interest
                  DRA Opportunity Fund                        28.95%
                  DD Retail Partners II, L.P.                 10.05%
                  DD Retail Partners III, L.P.                5.50%
                  DD Retail Partners IV, L.P.                 5.50%

5.       SHOPPERS WORLD COMMUNITY CENTER, L.P. - Delaware limited partnership (SECURITIZED)
                  DD Community Centers Three, Inc.            1% (General partner interest)
                  SW Opp Sub, Inc.                            1% (General partner interest)
                  DDRC                                        49% (Limited partner interest)
                  DR-A Opportunity Fund                       27.95% (Limited partner interest)
                  DD Retail Partners II, L.P.                 10.05% (Limited partner interest)
                  DD Retail Partners III, L.P.                5.50% (Limited partner interest)
                  DD Retail Partners IV, L.P.                 5.50% (Limited partner interest)

6.       DD COMMUNITY CENTERS ONE, INC. - Ohio corporation (SECURITIZED)
                  DDRC                                        100% shareholder

7.       DD COMMUNITY CENTERS TWO, INC. - Ohio corporation (SECURITIZED)
                  DDRC                                        100% shareholder

8.       DD COMMUNITY CENTERS THREE, INC. - Ohio corporation (SECURITIZED)
                  DDRC                                        100% shareholder

9.       DEVELOPERS DIVERSIFIED OF ALABAMA, INC. - Alabama corporation
                  DDRC                                        100% shareholder

10.      ARIZONA CROSSING LIMITED LIABILITY COMPANY (FKA ARROWHEAD CROSSING
         COMPANY LTD.) - Ohio limited liability company (NO ASSETS. TO BE
         DISSOLVED.)


                                      1-1


11.      EASTCHASE MARKET INC. - Ohio corporation
         (NO ASSETS. TO BE DISSOLVED.)
         DDRC                                                 100% shareholder

12.      EASTCHASE MARKET L.P. - Texas limited partnership
         (NO ASSETS. TO BE DISSOLVED.)
         Eastchase Market Inc.                                1% (General partner)
         DDFC                                                 99% (Limited partner)

13.      HIGHLAND GROVE LIMITED LIABILITY COMPANY - Ohio limited liability company
         (NO ASSETS. TO BE DISSOLVED.)

14.      MAPLE GROVE CROSSING LIMITED LIABILITY COMPANY - Ohio limited liability company
         (NO ASSETS. TO BE DISSOLVED.)

16.      DEVELOPERS DIVERSIFIED OF PENNSYLVANIA, INC. - Ohio corporation
         DDRC                                                 100% shareholder

17.      PEDRO COMMUNITY CENTERS, INC. - Ohio corporation (SECURITIZED)
         DDRC                                                 100% shareholder

18.      FOOTHILLS TOWNE CENTER II INC. - Ohio corporation (NO ASSETS. TO BE DISSOLVED.)
         DDRC                                                 100% shareholder

19.      FOOTHILLS TOWNE CENTER III, INC. - Ohio corporation (NO ASSETS. TO BE DISSOLVED.)
         DDRC                                                 100% shareholder

20.      DDRC GREAT NORTHERN LIMITED PARTNERSHIP - Ohio limited partnership
         DDRC                                                 1,341,463 (General partner units)
         DDFC                                                 1 (Limited partner unit)

21.      DEVELOPERS DIVERSIFIED COOK'S CORNER LP - Ohio limited partnership
         DDRC                                                 97.85% (General partner)
         Brunswick Realty Trust and
         Brunswick Associates Trust,
         jointly                                              2.15% (Limited partner)

22.      DEVELOPERS DIVERSIFIED BROADVIEW VILLAGE LP - Ohio limited partnership
         (NO ASSETS. TO BE DISSOLVED.)

23.      DEVELOPERS DIVERSIFIED CENTENNIAL PROMENADE LP - Ohio limited partnership
         DDRC                                                 902,474.90 (General partner units)
         Koelbel Promenade L.L.C.                             30 (Limited partner units)
         Loftus Developments, L.L.C.                          3 (Limited partner units)
         Centennial Promenade, Ltd.                           5 (Limited partner units)

24.      DEVELOPERS DIVERSIFIED LANSING LANDINGS LP - Ohio limited partnership
         (NO ASSETS. TO BE DISSOLVED.)

25.      DEVELOPERS DIVERSIFIED OF INDIANA, INC. - Ohio corporation
         DDRC                                                 100% shareholder

                                      1-2

26.      DDR NASSAU PARK II INC. - Ohio corporation (SECURITIZED)
         DDRC                                        100% shareholder

27.      DDR NASSAU PAVILION INC. - Ohio corporation
         DDRC                                        100% shareholder

28.      DEVELOPERS DIVERSIFIED OF MISSISSIPPI, INC. - Ohio corporation
         DDRC                                        100% shareholder

29.      DDRC MICHIGAN LLC - Ohio limited liability company
         DDRC                                        99.5% (Managing member)
         DD Development Company                      .5% (Member)

30.      DDR BP OPPORTUNITY LLC - Ohio limited liability company
         (NO ASSETS. SHELL LLC.)

31.      DDR OPPORTUNITY, INC. - Ohio corporation
         (NO ASSETS. SHELL LLC.)

32.      DDR NASSAU PAVILION ASSOCIATES LP - Georgia limited partnership
         DDR Nassau Pavilion Inc.                    99.9% (General partner)
         Hendon Investments Inc.                     .01% (Limited partner)
         Nassau Pavilion, Inc.                       .00001% (Limited partner)

33.      DDR CONTINENTAL LP - Ohio limited partnership
         DDRC                                        87.63% (General partner)
         Franklin E. Kass                            5.76% (Limited partner)
         John E. Lucks, Jr.                          5.63% (Limited partner)
         Richard H. Kirk                             .43% (Limited partner)
         William Sorren                              .38% (Limited partner)
         Larry Lehring                               .17% (Limited partner)

34.      DDR CONTINENTAL INC. - Ohio corporation (SECURITIZED)
         DDRC                                        100% shareholder

35.      DDR HENDON NASSAU PARK II LP - Georgia limited partnership (SECURITIZED)
         DDR Nassau Park 11 Inc.                     84.74% (General partner)
         Hendon Investments, Inc.                    15.17% (Limited partner)
         Hendon Princeton No. 3., Inc.               .09% (Limited partner)

36.      DDR OFFICE FLEX CORPORATION - Delaware corporation
         DDRC                                        100% shareholder

37.      DDR OFFICE FLEX LP - Ohio limited partnership
         SHELL ENTITY)
         DDRC     (General partner)

38.      DDR REALTY COMPANY (FKA DDR REALTY TRUST, INC.) - Maryland Real Estate
         Investment Trust
         DDRC                                        100% shareholder


                                      1-3

39.      ORIX SANSONE BRENTWOOD L.L.C. - Illinois limited liability company
         (name changing to Sansone DDRC Brentwood LLQ
         DDR Realty Trust, Inc.                      100% (Sole member)

40.      THE PLAZA AT SUNSET HILLS, L.L.C. - Missouri limited liability company
         DDR Realty Trust, Inc.                      100% (Sole member)

41.      THE SHOPPES AT SUNSET HILLS, L.L.C. - Missouri limited liability company
         DDR Realty Trust, Inc.                      100% (Sole member)

42.      DDR FAMILY CENTERS LP - Delaware limited partnership
         DDRC                                        72.7% (General partner)
         Nancy Vidalakis                             12.6034% (Limited partner)
         Perry N. Vidalakis                          3.0180% (Limited partner)
         John N. Vidalakis                           3.0180% (Limited partner)
         Nicole K. Vidalakis                         3.0180% (Limited partner)
         George N. Vidalakis                         3.0180% (Limited partner)
         Dr. Nicholas S. Vidalakis                   2.1195% (Limited partner)
         JRJ Investments, LC                         0.1155% (Limited partner)
         J. Rees Jensen                              0.4133% (Limited partner)

43.      DDR FAMILY CENTERS I INC. - Ohio corporation
         DDRC                                        100% shareholder

44.      DDR DB OPPORTUNITY SUB, INC. - Ohio corporation
         DDRC                                        100% shareholder

45.      DD COMMUNITY CENTERS FIVE INC. - Ohio corporation (SECURITIZED)
         DDRC                                        100% shareholder

46.      DDR GG OPPORTUNITY SUB, INC. - Ohio corporation
         DDRC                                        100% shareholder

47.      EASTON MARKET LIMITED LIABILITY COMPANY - Delaware limited liability company
         DDR Continental LP                          100% (Sole member)

48.      HERMES ASSOCIATES - Utah general partnership
         DDR Family Centers I Inc.                   .5% (General partner)
         DDR Family Centers LP                       99.5% (General partner)

49.      HERMES ASSOCIATES, LTD. - Utah limited partnership
         DDR Family Centers LP                       99.5% (General partner)
         DDR Family Centers I Inc.                   .5% (Limited partner)

50.      UNIVERSITY SQUARE ASSOCIATES, LTD. - Utah limited partnership
         DDR Family Centers LP                       99.5% (General partner)
         DDR Family Centers I Inc.                   .5% (Limited partner)

5 1.     VIDALAKIS INVESTMENT COMPANY, LTD. - Utah limited partnership
         DDR Family Centers LP                       99.5% (General partner)
         DDR Family Centers I Inc.                   .5% (Limited partner)

52.      VIDALAKIS INVESTMENT COMPANY II LTD. - Utah limited partnership


                                      1-4

         DDR Family Centers LP                       99.5% (General partner)
         DDR Family Centers I Inc.                   .5% (Limited partner)

53.      BIG V ASSOCIATES, LTD.- Utah limited partnership
         DDR Family Centers LP                       99.5% (General partner)
         DDR Family Centers I Inc.                   .5% (Limited partner)

54.      RIVERDALE RETAIL ASSOCIATES L.C. - Utah limited liability company
         DDR Family Centers LP                       99.5% (Managing member)
         DDR Family Centers I Inc.                   .5% (Member)

55.      TFCM ASSOCIATES, LLC - Utah limited liability company
         DDR Family Centers LP                       99.5% (Managing member)
         DDR Family Centers I Inc.                   .5% (Member)

56.      FORT UNION ASSOCIATES, L.C. - Utah limited liability company
         DDR Family Centers LP                       99.5% (Managing member)
         DDR Family Centers I Inc.                   .5% (Member)

57.      ROCKY MOUNTAIN REAL ESTATE L.L.C. - Utah limited liability company
         (This entity is a subsidiary of Riverdale Retail Associates L.C.)

         FAMILY CENTER AT RIVERDALE (SHOPPING CENTER PROPERTY):
         -----------------------------------------------------
         Riverdale Retail Associates L.C.            67% (Managing member)
         H&P Investments                             33% (Member)

         FAMILY CENTER AT WEBER (SHOPPING CENTER PROPERTY):
         -------------------------------------------------
         Riverdale Retail Associates L.C.            60% (Managing member)
         H&P Investments                             40% (Member)

58.      RETAIL VALUE MANAGEMENT LTD. - Ohio limited liability company
         (Name to be changed to Coventry Real Estate Partners, Ltd.)
         DDRC                                        85% (Member
         Peter Henkle                                15% (Member)






                                      1-5

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                          (See Sections 5.13 and 6.16)



































                                      2-1

                                   SCHEDULE 3

                                   LITIGATION
                                (See Section 5.6)

1. NORTHEAST COMMERCIAL DEVELOPMENT GROUP, LTD. V. DEVELOPERS DIVERSIFIED REALTY CORPORATION, 11th Judicial Court, Dade County, Florida, Case No. 00-6017-CA02.


































                                      3-1

                                   SCHEDULE 4

                              ENVIRONMENTAL MATTERS

                               (SEE SECTION 5.19)

                                      None




































                                      4-1

                                   SCHEDULE 5

                           LIST OF UNENCUMBERED ASSETS

                               (SEE SECTION 5.20)




































                                      5-1

                                   SCHEDULE 6

                          LIST OF SUBSIDIARY GUARANTORS

                                    [UPDATE]

Developers Diversified Finance Corporation - Ohio corporation

Developers Diversified of Pennsylvania, Inc. - Ohio corporation

Developers Diversified Cook's Corner LP - Ohio limited partnership

Developers Diversified Centennial Promenade LP - Ohio limited partnership

Developers Diversified of Indiana, Inc. - Ohio corporation

Developers Diversified of Mississippi, Inc. - Ohio corporation

DDR Nassau Pavilion Associates LP - Georgia limited partnership

Arizona Crossing Limited Liability Company (fka Arrowhead Crossing Company Ltd.)
- Ohio limited liability company

Eastchase Market, Inc. - Ohio corporation

Eastchase Market L.P. - Texas limited partnership

Highland Grove Limited Liability Company - Ohio limited liability company

Maple Grove Crossing Limited Liability Company - Ohio limited liability company

Foothills Towne Center II, Inc. Ohio corporation

Foothills Towne Center III, Inc. Ohio corporation

Developers Diversified of Alabama, Inc. - Ohio corporation

DDRC Great Northern Limited Partnership - Ohio limited partnership

DDR Nassau Pavilion Inc. - Ohio corporation

DDRC Michigan LLC - Ohio limited liability company

DDR Continental LP - Ohio limited partnership

DDR Office Flex Corporation - Delaware corporation

DDR Realty Company (fka DDR Realty Trust, Inc.) - Maryland Business Trust


                                       6-1

ORIX Sansone DDRC Brentwood L.L.C. - Missouri limited liability company

The Plaza at Sunset Hills, L.L.C. - Missouri limited liability company

The Shoppes at Sunset Hills, L.L.C. - Missouri limited liability company

DDR Family Centers LP - Delaware limited partnership

DDR Family Centers I Inc. - Ohio corporation

DDR DB Opportunity Sub, Inc. - Ohio corporation

DDR GG Opportunity Sub, Inc. - Ohio corporation

Easton Market Limited Liability Company - Delaware limited liability company

Hermes Associates - Utah general partnership

Hermes Associates, Ltd. - Utah limited partnership

University Square Associates, Ltd. - Utah limited partnership

Vidalakis Investment Company - Utah limited partnership

Vidalakis Investment Company II, Ltd. - Utah limited partnership

Big V Associates, Ltd. - Utah limited partnership

Riverdale Retail Associates, L.C. - Utah limited liability company

TFCM Associates, LLC - Utah limited liability company

Fort Union Associates, L.C. - Utah limited liability company

Rocky Mountain Real Estate, L.L.C. - Utah limited liability company

Developers Diversified Broadview Village LP - Ohio limited partnership

Developers Diversified Lansing Landings LP - Ohio limited partnership

DDR BP Opportunity LLC - Ohio limited liability company

DDR Opportunity, Inc. - Ohio corporation

DDR Office Flex LP - Ohio Limited Partnership

      COVENTRY REAL ESTATE PARTNERS, LTD. - OHIO LIMITED LIABILITY COMPANY


                                      6-2

                                   SCHEDULE 7

                              SUBSIDIARY GUARANTORS

1.       DDR Office Flex Corporation

2.       DD Community Centers Seven, Inc.

3.       DDRC PDK Salisbury LLC

4.       Developers Diversified of Alabama, Inc.

5.       DDR Nassau Pavilion Associates LP

6.       DDR Nassau Pavilion Inc.

7.       ORIX Sansone Brentwood L.L.C.

8.       DDR DownREIT LLC


















                                       7-1